EXHIBIT 4.21
EXECUTION VERSION

RESEARCH COLLABORATION
AGREEMENT
dated September 19, 2023
by and between
EXSCIENTIA AI LTD.
and
MERCK HEALTHCARE KGAA

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

RESEARCH COLLABORATION AGREEMENT
This Research Collaboration Agreement (“Agreement”) is entered into as of September 19, 2023 (the “Effective Date”) by and between:
(1)Exscientia AI Ltd., a corporation organized under the laws of Scotland, located at Dundee One River Court, 5 West Victoria Dock Road, Dundee, Scotland (“Company”); and
(2)Merck Healthcare KGaA, a corporation with limited partners organized under the laws of Germany, located at Frankfurter Strasse 250, 64293 Darmstadt, Germany (“Merck”).
Company and Merck each may be referred to herein individually as a “Party” or collectively as the “Parties”.
RECITALS
WHEREAS, Company is an Artificial Intelligence (“AI”)-based drug discovery company which has developed a technology platform focusing on implementing AI design and precision data generation aiming to significantly accelerate the pre-clinical drug discovery stage;
WHEREAS, Merck is, inter alia, engaged in the research, development, manufacturing and commercialization of pharmaceutical products;
WHEREAS, the Parties hereby wish to set forth the terms and conditions under which a collaboration will be carried out to identify and discover certain Target Compounds originated from Collaboration Targets, through the performance of each Research Plan (each as defined below);
WHEREAS, Merck will be responsible for the clinical development and commercialization of Products (as defined below) worldwide, in accordance with the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, the following capitalized terms shall have the following meanings:
1.1“Affiliate” means a Person that controls, is controlled by or is under common control with another Person, but only for so long as such control exists. For the purposes of this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
1.2“Agreement” has the meaning set forth in the preamble.
1.3“Alliance Manager” has the meaning set forth in Section 2.2.
1.4“Anti-Bribery Laws” has the meaning set forth in Section 13.2.2.

1.5“Applicable Law” means any applicable supranational, federal, state, local or foreign law, statute, ordinance or principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency guidelines or other requirement, license or permit of any Governmental Body, which may be in effect from time to time.
1.6“AUA” means Animal Use Agreement.
1.7“Background IP” means Company Background IP and Merck Background IP.
1.8“Business Day” means a day other than Saturday or Sunday on which banking institutions in Darmstadt, Germany, in London, United Kingdom, and in New York, USA are open for business.
1.9“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term shall end on the date of expiration or termination of this Agreement.
1.10“Calendar Year” means the period beginning on January 1 and ending on December 31 of the same year, provided, however, that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the same year and (b) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.
1.11“Candidate Development Target Profile” means, in respect of a Collaboration Target, the desired key characteristics of a Target Compound set forth in the Research Plan for that Collaboration Target.
1.12“Change of Control” means, with respect to a Person: (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of such Person’s assets; or (b) a merger or consolidation in which such Person is not the surviving corporation or in which, if such Person is the surviving corporation, the shareholders of such Person immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors; or (c) a transaction or series of related transactions (which may include a tender offer for such Person’s stock or the issuance, sale or exchange of stock of such Person) if the shareholders of such Person immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities of the entity that possess a majority of the voting power of all of such Person’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors.
1.13“Claim” has the meaning set forth in Section 11.1.
1.14“Clinical Trial” means a clinical trial in human subjects that has been approved by a Regulatory Authority and Institutional Review Board or Ethics Committee and is designed to measure the safety or efficacy of a pharmaceutical product.
1.15“Collaboration IP” means all Intellectual Property Rights discovered, generated, created or conceived in the performance of any Research Plan (including under Section 3.1.4), but does not comprise, and consequently excludes, all Company Platform IP and generic improvements thereof, and Company Foreground IP.

1.16“Collaboration Material” means any information, data, finding, know how, test result, discovery, invention, process, method, technique, formula, material, specification or improvement whatsoever (whether patentable or not) that are generated in the course of or as a result of the activities under the Research Plans, including all Target Compounds, but excluding any Company Platform Technology and Company Platform Technology Inventions.
1.17“Collaboration Patent Application” has the meaning set forth in Section 8.4.
1.18“Collaboration Target” means each of the Targets (i) listed in Schedule 1.18 (the “Initial Collaboration Targets”), unless [***], or (ii) elected pursuant to Section 3.2.1 or Section 3.2.2.
1.19“Combination Product” means a Product that includes one or more active ingredients in addition to a Target Compound.
1.20“Commercialization” or “Commercialize” means any and all activities undertaken before or after Regulatory Approval of a MAA for a particular Product and directed to the commercial exploitation of the Product, including the marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of the Product, and interacting with Regulatory Authorities regarding the foregoing.
1.21“Commercial Milestone” means those milestones mentioned in No. D1 to D3 in Section 7.2.1.
1.22“Commercially Reasonable Efforts” means: (a) with respect to any objective [***], such [***] as [***]; and (b) with respect to any objective [***], the carrying out of such tasks with a level of efforts and resources consistent with the efforts and resources that [***]; and (c) with respect to any objective [***], the application, consistent with [***], consistent with the level of efforts [***], taking into account [***]. For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.
1.23“Company” has the meaning set forth in the preamble.
1.24“Company Background IP” means any and all Company Intellectual Property Rights and Know How that Company either: (i) owned, controlled, or had rights with respect to prior to the Effective Date; or (ii) develops or acquires outside of this Agreement, necessary to discover, research, develop, make, have made, use, offer for sale, sell, have sold, commercialize, import and export Target Compounds, and excluding any Company Platform Technology and Company Platform Technology Inventions.
1.25“Company Foreground IP” has the meaning set forth in Section 8.2.
1.26“Company Foreground Patents” has the meaning set forth in Section 8.2.
1.27“Company Indemnitees” has the meaning set forth in Section 11.1.
1.28“Company Platform IP” means the Intellectual Property Rights subsisting in the Company Platform Technology and the Company Platform Technology Inventions.
1.29“Company Platform Technology” means [***].
1.30“Company Platform Technology Inventions” means any inventions arising out of the Parties’ activities under this Agreement that relate specifically to the Company Platform Technology, including those that constitute improvements to the Company Platform Technology.
1.31“Company Product” means a Terminated Product to which Company has an exclusive license pursuant to Section 12.7.3.
1.32“Competing Product” means any compound, or any product containing any compound, that binds to or modulates, or is designed to bind to or modulate, a Collaboration Target or any Variant of a Collaboration Target.
1.33“Competing Transaction” has the meaning set forth in Section 4.6.

1.34“Complete Invention Disclosure” means a disclosure of the invention which includes in reasonable detail a description of [***].
1.35“Compulsory License” means a compulsory license under Background IP, Collaboration IP or Foreground IP obtained by a Third Party through the order, decree, or grant of a competent Governmental Body or court, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Competing Product or a Product in the Field in any country in the Territory.
1.36“Confidential Information” means any technical, business or other information, including Know-How, provided by or on behalf of one Party (including its Affiliates) to the other Party (including its Affiliates) in connection with this Agreement, whether prior to, on or after the Effective Date, including information relating to (i) the terms of this Agreement, information relating to any Product (including any related regulatory documentation), (ii) any Development, Manufacture or Commercialization of any Product, or (iii) the scientific, regulatory or business affairs or other activities of either Party, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement. For clarity, Intellectual Property Rights of a Party shall not be considered Confidential Information of another Party, and any “Confidential Information” as defined in confidentiality agreement between Merck KGaA, Darmstadt, Germany and Company [***] (“the Confidentiality Agreement”) shall be considered Confidential Information of the relevant Party for the purposes of this Agreement.
1.37“Controlled” means, with respect to (a) Patent Rights, (b) Know-How or (c) Materials, that a Party or one of its Affiliates owns or has a license or sublicense to such right, item, or material (or in the case of material, has the right to physical possession of such material) and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such right, item or material as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party, in particular such Third Party that has assigned or licensed such Patent Rights, Know-How or material to such Party (or any Affiliate of such Party).
1.38“Cover” or “Covering” means, with reference to a claim in a Patent or to a Valid Claim, as applicable, and a Target Compound or Product (including a composition of matter), that the research, Development, Manufacture or Commercialisation of that Target Compound or Product would infringe such claim or Valid Claim in the country in which such activity occurs without a license thereto (or ownership thereof).
1.39“Data Protection Law” means the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) as well as, if applicable, any other data protection laws of the country in which Company is established and any data protection laws applicable to Company in connection with this Agreement.
1.40“[***] Transaction” has the meaning set forth in Section 4.6.
1.41“Decision Point Criteria” means, for each Collaboration Target, each of the DPHO Criteria, DPLO Criteria and DPED Criteria, in each case as set out in the Research Plan for that Collaboration Target.
1.42“Development” or “Develop” means, with respect to a Product, the performance of all pre-clinical and clinical development, including toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis, Clinical Trials (excluding Clinical Trials conducted after Regulatory Approval of an MAA for such Product), manufacturing and regulatory activities that are required to obtain Regulatory Approval of Product in the Territory under this Agreement, and interacting with Regulatory Authorities regarding the foregoing.
1.43“Development Milestones” means those milestones mentioned in No. B1 to B3 in Section 7.2.1.

1.44“Discovery Milestones” means those milestones mentioned in No. A1 to A3 in Section 7.2.1.
1.45“DPED Criteria” means, with respect to each Collaboration Target, the set of criteria for [***].
1.46“DPED Data Package” has the meaning set forth in Section 3.4.3.
1.47“DPHO Criteria” means, with respect to each Collaboration Target, the set of criteria for [***].
1.48“DPHO Data Package” has the meaning set forth in Section 3.4.1.
1.49“DPLO Criteria” means, with respect to each Collaboration Target, the set of criteria for [***].
1.50“DPLO Data Package” has the meaning set forth in Section 3.4.2.
1.51“Effective Date” has the meaning set forth in the preamble.
1.52“EMA” means the European Medicines Agency or any successor agency thereto.
1.53“European Commission” means the authority within the European Union that has the legal authority to grant Regulatory Approvals in the European Union based on input received from the EMA or other competent Regulatory Authorities.
1.54“European Union” or “EU” means the European Union, as may be redefined from time to time.
1.55“Subject Matter Specialists” has the meaning set forth in Section 2.4.
1.56“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.57“Field” means all uses.
1.58“First Commercial Sale” means the first sale or commercial transfer or disposition for value of a Product (or Company Product) to a third party, following the receipt of regulatory approval by the proper Governmental Body for the Product (or Company Product) in an applicable country of the Territory. For clarification, (i) in the event that pricing and/or reimbursement approval and/or listing by a Governmental Body are a necessary condition for commercialization in public and private markets, of any Product (or Company Product) in a given country of the Territory, then pricing and/or reimbursement approval and/or listing will be considered part of regulatory approval conditions in those specific affected countries of the Territory; and (ii) sales for clinical study purposes or compassionate, named patient or similar use will not constitute a First Commercial Sale.
1.59“Generic Version” means, with respect to a Product, a product that is determined by the applicable Regulatory Authority or by Applicable Laws in the relevant country in the Territory to be “generic”, “similar”, “comparable”, “interchangeable”, “bioequivalent”, or “biosimilar” to such Product, where the approval of such product is based in whole or in part on the data submitted in respect of an application filed by or on behalf of Merck for Regulatory Approval of a Product.
1.60“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.61“[***] Rules” has the meaning set forth in Section 14.2.
1.62“IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the European Union as issued by the International Accounting Standards Board (“IASB”) and the International Financial Reporting Interpretations Committee (“IFRIC”), as such accounting standards may be amended from time to time.
1.63“Improper Conduct” has the meaning set forth in Section 13.2.3.
1.64“IND” means an investigational new drug application filed with the FDA or the equivalent application or filing filed with any equivalent agency or Governmental Body outside the United States (including any supra-national entity such as in the European Union) for approval to commence Clinical Trials in such jurisdiction, and including all regulations at 21 U.S. CFR § 312 et seq. and equivalent foreign regulations.
1.65“Infringement” has the meaning set forth in Section 8.8.1.
1.66“Intellectual Property Rights” means Patent Rights, rights to inventions, Know-How, trade or business names and works of authorship, copyright, service marks, trademarks, domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights (all whether capable of being patented or registered or not), moral rights, rights in proprietary information and any other intellectual property rights, in each case, whether registered or unregistered and including all registrations of, applications for registration of and renewals of such rights, and all similar or equivalent rights or forms of protection in any part of the world.
1.67“Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.1.
1.68“Know-How” means any (a) scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including discoveries, inventions, trade secrets, devices, databases, practices, protocols, regulatory filings, methods, processes (including manufacturing processes, specification and techniques), techniques, concepts, ideas, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case reports forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from regulatory authorities, results and data, whether or not patentable, all to the extent not claimed or disclosed in a patent or patent application; and (b) compositions of matter, assays, animal models and physical, biological or chemical material. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public. Know-How includes any rights including copyright, database or design rights protecting such Know-How. Know-How excludes Patent Rights.
1.69“Knowledge” means, with respect to a matter that is the subject of a given representation, or warranty of Company, the knowledge, information or belief of [***]. “Knowingly” means with Knowledge.
1.70“Licensed Company Background IP” has the meaning set forth in Section 4.1.
1.71“MAA” means a Marketing Authorization Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. CFR§ 314.3 et seq., a Biologics License Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. CFR § 601, and any equivalent application submitted in any country in the Territory, including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

1.72“Materials” means all chemical, biological or physical materials, compositions of matter and assays that are Controlled by Company or any of its Affiliates, as of the Effective Date or at any time thereafter during the Term, and that are necessary in the research, Development, manufacture, use or Commercialization of a Target Compound or a Product.
1.73“Merck” has the meaning set forth in the preamble.
1.74“Merck Background IP” means any and all Merck’s Intellectual Property Rights and Know How that Merck either: (i) owned, controlled, or had rights with respect to prior to the Effective Date necessary to, including discover, research, develop, make, have made, use, offer for sale, sell, have sold, commercialize, import and export Target Compounds.
1.75“Merck Foreground IP” has the meaning set forth in Section 8.3.
1.76“Merck Indemnitees” has the meaning set forth in Section 11.2.
1.77“Milestones” means, collectively, the Discovery Milestones, the Development Milestones, the Sales Milestones and the Commercial Milestones.
1.78“Net Sales” means, with respect to any Product or Company Product, the gross amount invoiced by or on behalf of Merck (for a Product) or Company (for a Company Product), or any of its Affiliates, licensees or sublicensees, in all tiers, for the Product to independent or unaffiliated Third Party purchasers, less the following deductions with respect to the sale of such Product that are either included in the billing as a line item as part of the gross amount invoiced, or otherwise documented as a deduction in accordance with IFRS to be specifically attributable to actual sales of such Product:
(a)     [***];
(b)     [***];
(c)     [***];
(d)     [***];
(e)     [***];
(f)     [***].
(g)     [***].
In the event that the Product is sold as a Combination Product, the Net Sales will be calculated on a country-by-country basis by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in the relevant country of the Product containing the Target Compound as the sole active ingredient in finished form, and B is the weighted average sale price (by sales volume) in that country of the product(s) containing the other component(s) as the sole active ingredient(s) in finished form. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Target Compound and other active ingredient components that are included in the Combination Product, then Merck (for a Product) or Company (for a Company Product) shall be entitled to make a proportional adjustment to such prices in calculating the Net Sales of the Combination Product. If the weighted average sale price cannot be determined for the Product or other product(s) containing the single Target Compound or component(s), the calculation of Net Sales for Combination Products will be [***].

In the event a Product is “bundled” for sale together with one or more other products in a country (a “Product Bundle”), then Net Sales for such Product shall be determined on a country-by-country basis by multiplying the Net Sales of the various products combined in the Product Bundle by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in the relevant country of the Product if sold individually, and B is the weighted average sale price (by sales volume) in that country of the product(s) if sold individually. If the weighted average sale price cannot be determined for the Product or other product(s) or component(s), the calculation of Net Sales for a Product being part of a Product Bundle will be [***].
For clarification, sale of Products or Company Products by a Party, its Affiliates, licensees or sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales”. Further, transfers or dispositions of the Products: [***]
shall not, in each case, be deemed sales of such Products for purposes of this definition of “Net Sales”.
1.79“Net Sales Payment” has the meaning set forth in Section 7.4.
1.80“Net Sales Payment Term” means, on a Product-by-Product (or Company Product-by-Company Product) and country-by-country basis, the period from the First Commercial Sale of such Product (or Company Product) in such country until the later of (a) the expiration of the last Valid Claim Covering such Product (or Company Product) in such country, or (b) ten (10) years after such First Commercial Sale of such Product (or Company Product) in such country.
1.81“Party” or “Parties” has the meaning set forth in the preamble.
1.82“Patent Rights” means any (a) unexpired issued or granted patent or registration covering one or more inventions, including any correction, supplemental protection certificate, registration, confirmation, reissue, re-examination, extension or renewal thereof; (b) pending patent application, including any certificates of invention, applications for certificates of invention and priority rights, continuation, divisional, continuation-in-part, substitute or provisional application thereof; and (c) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction; and, in the case of (a), (b) and (c), all inventions disclosed or claimed therein, and all associated rights granted therein or thereby.
1.83“Payee” has the meaning ser forth in Section 7.12.1.
1.84“Payer” has the meaning set forth in Section 7.12.1.
1.85“Payment” has the meaning set forth in Section 7.12.1.
1.86“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.
1.87“Personal Data” has the meaning set forth in Section 13.1.1.
1.88“Phase I Clinical Trial” means a Clinical Trial of a pharmaceutical product that meets the definition of a Phase 1 study for the United States as described in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country.
1.89“Phase II Clinical Trial” means a Clinical Trial of a pharmaceutical product that meets the definition of a Phase 2 study for the United States as described in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country.
1.90“Phase III Clinical Trial” means a pivotal Clinical Trial with a defined dose or a set of defined doses of a pharmaceutical product in patients designed to ascertain the efficacy and safety of such product for the purpose of enabling the preparation and submission of applications for Regulatory Approval as described in 21 C.F.R. § 312.21(c), or its successor regulation, or the equivalent regulation in any other country.

1.91“Price and Reimbursement Approval” means the approval, agreement, determination or decision from a Regulatory Authority establishing price or reimbursement for the Product for sale in a given country or regulatory jurisdiction, as required by Applicable Law in such country or other regulatory jurisdiction prior to or subsequent to the marketing and sale of the Product in such country or regulatory jurisdiction.
1.92“Product” means any pharmaceutical product that contains a Target Compound, in all forms, presentations, methods of administration, dosage strengths and formulations. For clarity: (a) different forms, presentations, methods of administration, formulations or dosage strengths of a given Product containing the same Target Compound shall be considered the same Product for purposes of this Agreement; and (b) Product includes any Combination Product.
1.93“Product Bundle” has the meaning set forth in Section 1.78.
1.94 “Regulatory Authority” means (a) in the US, the FDA; (b) in the EU, the EMA or the European Commission; or (c) any Governmental Body with similar regulatory authority over pharmaceutical or biotechnology products in any other jurisdiction anywhere in the world.
1.95“Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority, including Price and Reimbursement Approval, necessary for the Development, manufacture, use, storage, import, transport or Commercialization of a Product in a particular country or jurisdiction. For the avoidance of doubt, Regulatory Approval to Commercialize a Product shall include Price and Reimbursement Approval.
1.96“Research Program” means all research activities to be performed by the Company at its sole cost and expense (and, if agreed by the Parties, by Merck) for each Collaboration Target as outlined in each Research Plan.
1.97“Research Plan” has the meaning set forth in Section 3.1.1.
1.98“Research Unit Leadership Team” means Merck’s governance body or any successor thereto deciding on stage-gate transitions for drug discovery projects.
1.99[***]
1.100“Sales Milestone” means those milestones mentioned in No. C1 to C4 in Section 7.2.1.
1.101“Second Audit” has the meaning set forth in Section 7.11.
1.102“Senior Executive” means a member of senior management of a Party who is designated by such Party to resolve disputes under this Agreement.
1.103“Stage Gate Decision Point” means, with respect to each Collaboration Target, each of the Stage Gate DPHO, the Stage Gate DPLO and the Stage Gate DPED.
1.104“Stage Gate DPED” means, with respect to each Collaboration Target, the decision point at which [***].
1.105“Stage Gate DPHO” means, with respect to each Collaboration Target, the decision point at which [***].
1.106“Stage Gate DPLO” means, with respect to each Collaboration Target, the decision point at which [***].
1.107“Start Date” means, (i) with respect to each Initial Collaboration Target, the date on which the Research Plan is finalized in accordance with Section 3.1.1, and (ii) with respect to any Target that is elected according to Section 3.2.1 or 3.2.2, the date on which a Research Plan for such Collaboration Target is agreed for the first time between the Parties.

1.108“Sublicensee” means a Person other than an Affiliate of Merck to which Merck (or its Affiliate), has, pursuant to Section 4.3, as applicable, granted sublicense rights under any of the license rights granted under Section 4.1. If Merck, or any of Merck’s Affiliates, works with a Third Party in fulfilling certain (but not all) of Merck’s obligations hereunder, and such Third Party requires a technical sublicense, distributors for example, the grant of such technical sublicense shall not qualify such Third Party as a Sublicensee.
1.109“Target” means including, but not limited to, a protein or polypeptide, including all variants thereof, any nucleic acid sequence (DNA or RNA) corresponding with such protein or polypeptide and any specific protein that is identified by a GenBank protein accession number or by its amino acid sequence and coded by a genetic locus. A Target may be a non-coding RNA, a specific RNA precursor or potentially an alternative biologically relevant molecule.
1.110“Target Compound” means any compound, inhibiting, blocking or modulating the activities of a Collaboration Target [***], including but not limited to salts, hydrates, solvates, intermediates and stereoisomers thereof, which are conceived, discovered, developed or otherwise made by or on behalf of Company during the course of the Research Program.
1.111“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
1.112“Term” has the meaning set forth in Section 12.1.
1.113“Terminated Compound” means, in respect of a Terminated Target, [***]
1.114“Terminated Product” means any pharmaceutical product that contains a Terminated Compound, in all forms, presentations, methods of administration, dosage strengths and formulations.
1.115“Terminated Target” means a previous Collaboration Target which has been terminated pursuant to Section 3.2.3 or in respect of which this Agreement has been terminated prior to the end of the Term in accordance with ARTICLE 10.
1.116“Territory” means all countries of the world.
1.117“Third Party” means any Person other than Company, Merck or any of their respective Affiliates.
1.118“Third-Party Infringement Claim” has the meaning set forth in Section 8.7.
1.119“United States” or “US” means the United States of America, its territories and possessions.
1.120“USD” or “$” means United States dollars.
1.121“Upfront Fee” has the meaning set forth in Section 7.1.

1.122“Valid Claim” means a [***] that (A) has not been abandoned in a country or been held permanently revoked, unenforceable, or invalid by a decision of a patent office or a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, and (B) claims (i) Collaboration IP, (ii) derivatives, modifications, improvements or enhancements to any Collaboration IP or (iii) embodiments describing Target Compounds identified in the relevant Research Program, regardless of the point in time of filing the relevant patent application (for clarity, this subsection (B) shall not include claimed embodiments of Target Compounds describing (a) formulations such as, without limitation, oral drugs, parental formulations, physiologically compatible liquids, topical formulations, modified release formulations, and lyophilized preparations, (b) methods of use, (c) methods of treatment, and (d) drug combinations).
1.123“Variant” means with respect to a Collaboration Target, any and all naturally occurring mutations, isoforms, complements, alternative sequences thereof, and fragments or peptides thereof, including post-translational modifications thereof.
1.124“VAT” has the meaning set forth in Section 7.12.2.
ARTICLE 2
COLLABORATION MANAGEMENT
1.1Joint Steering Committee.
1.1.1Establishment. Within [***] calendar days after the Effective Date, Company and Merck shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall oversee the activities being conducted under this Agreement and serve as a forum to discuss scientific matters relating to any Research Program. The JSC shall be composed of [***] members consisting of an equal number of representatives from each Party, each with the requisite experience and seniority (in the sole opinion of the appointing Party) to enable such person to make decisions on behalf of the relevant Party with respect to the issues falling within the jurisdiction of the JSC. Other members may join on an as needed basis. Each Party shall have the possibility to replace a JSC member permanently or for a given JSC meeting, by informing the other party in writing.
1.1.2Meetings of the JSC. The JSC shall hold meetings up to [***] times in each Calendar Year by videoconference, telephone, web conference, or face to face meetings. The Alliance Managers shall agree on meeting frequency and form of meetings to facilitate discussions among the JSC members, aiming for [***] meetings per Calendar Year whilst any Research Plan is active. At least [***] members of the JSC will constitute a quorum for any meeting, provided that at least [***] representatives from each Party are present. The Parties will alternately be responsible for organizing the meetings of the JSC and for distributing the agenda of the meetings but will have no additional powers or rights beyond those held by the other representatives to the JSC. A Party may invite other senior personnel of their organization to attend meetings of the JSC, as appropriate, provided, however, that such other senior personnel shall not have any duties of a JSC member.
1.1.3Meeting Minutes. Minutes will be kept of all JSC meetings by an appointed representative and sent to all members of the JSC for review and approval within [***] Business Days from the last day of each meeting. Minutes will be deemed approved unless any member of the JSC objects to the accuracy of such minutes by providing written notice to the other members of the JSC within [***] Business Days of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

1.1.4Urgent Matters. Notwithstanding anything in this Section 2.1 expressed or implied to the contrary, in the event that an urgent issue or matter arises, that requires prompt action by the JSC, the JSC shall meet for the purpose of resolving the issue or matter. Such JSC meeting shall take place as promptly as possible, with the immediacy of the issue or matter requiring JSC action determining the time, place and manner of the conduct of the meeting.
1.1.5Responsibilities of JSC. The JSC shall, inter alia:
(a)oversee the progress of the Research Plans;
(b)discuss and agree (each Party acting reasonably and in good faith) on each update of the respective research activities or Candidate Target Profile under the Research Plans;
(c)discuss updates to Decision Point Criteria;
(d)discuss [***];
(e)discuss proposed Targets for election pursuant to Section 3.2, subject to written agreement between the Parties (without being subject to Merck’s final decision-making authority under Section 2.1.6);
(f) review and discuss any DPHO Data Package, DPLO Data Package or DPED Data Package prior to submission to Research Unit Leadership Team;
(g)discuss scientific feedback following Merck’s review of any DPHO Data Package, DPLO Data Package or DPED Data Package; and
(h)consider and act upon such other research related matters as specified in this Agreement.
1.1.6Determinations. The Parties shall conduct the discussions in the JSC in good faith and amicably with the aim to reach consensus, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of the Parties. In the event the JSC is unable to secure unanimous consent on a matter within [***] days from the date on which such matter has been referred to the JSC, (a) the discussion shall be escalated to the Senior Executives of both Parties for resolution; and (b) if the Senior Executives are unable to reach a final agreement on the matter, Merck will have final decision-making authority with respect to [***].
1.1.7Limitation of Powers. The JSC shall only have such powers as are specifically delegated to it hereunder and shall not have any power to amend or modify the terms of this Agreement. Specifically, the JSC shall not have the power to amend the Decision Point Criteria for any Collaboration Target.
1.2Alliance Managers. Each of the Parties will appoint one representative who possesses a general understanding of Development issues to act as its alliance manager (each, an “Alliance Manager”). The Alliance Managers will serve as non-voting representatives on the JSC. The primary role of the Alliance Manager is to manage and progress the Research Program. The Alliance Managers will be responsible for preparing and circulating an agenda in advance of each JSC meeting, conducting the JSC meeting and promptly preparing meeting minutes to be approved of by both Parties. An Alliance Manager may bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager. Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JSC. Each Party shall have the possibility to replace an Alliance Manager, such substitution to be informed in writing. The initial Alliance Managers will be:
For Company: [***]
For Merck: [***]
1.3IP Sub-Committee. Within [***] calendar days after the Effective Date, Company and Merck shall establish a committee comprising up to [***] patent attorneys or lawyers of each Party (the “IP Sub-Committee”), which shall be the forum for discussion and liaison between the Parties relating to the matters set out in ARTICLE 8. The IP Sub-Committee shall also serve as a forum for discussion and alignment between the Parties with respect to [***], which [***] typically requires approximately [***] days prior to the submission of [***]. The IP Sub-Committee shall not have the power to make final determinations or amend the terms of this Agreement.
1.4Subject Matter Specialist. Merck shall nominate up to [***] individuals, and Company shall nominate [***] individuals as needed, having the appropriate expertise, who shall meet on an as-needed basis and shall be responsible for providing guidance and advice during the progress of the activities described in each Research Plan (the “Subject Matter Specialist”). Each Party shall ensure that their appointed representatives are of a level of expertise and seniority to deal with the issues that may arise for consideration by the Subject Matter Specialists.
1.5Expenses. As between the Parties, each Party shall be responsible for all travel and related costs and expenses for its Alliance Manager, its JSC members and other representatives to attend meetings of, and otherwise participate on, the JSC.
ARTICLE 3
RESEARCH PROGRAM
1.1Research Program.
1.1.1Research Plans. There shall be a mutually agreed research plan for each Collaboration Target, setting forth (i) the research activities to be conducted, (ii) the Candidate Development Target Profile, and (iii) the Decision Point Criteria (each such plan, a “Research Plan”). A high-level outline of the Research Plans for [***] of the Initial Collaboration Targets is set forth in Schedules 3.1.1-A and 3.1.1-B. On the basis of this high-level outline, the Parties shall finalize the detailed Research Plans for the Initial Collaboration Targets (and, in respect of the third Initial Collaboration Target, the Parties shall agree the detailed Research Plan) by no later than the date that is [***] weeks from the Effective Date. The Parties shall record the date when such finalized Research Plans are agreed. Research Plans for future Collaboration Targets that may be elected in accordance with Section 3.2 will be mutually agreed in writing by the Parties in accordance with Section 3.2.3.
1.1.2Diligence. Company shall carry out the Research Program in accordance with each Research Plan and use Commercially Reasonable Efforts to deliver to Merck [***] Target Compounds that meet the Decision Point Criteria for each Collaboration Target as further defined in this ARTICLE 3. Company shall have available, and dedicate to each of the Research Programs, resources (including an instance of the Company Platform Technology) and qualified and knowledgeable personnel to ensure timely and professional conduct of the respective Research Program.

1.1.3Decision Point Criteria Update. Merck, acting reasonably and in good faith, may update Decision Point Criteria by written notice to Company, provided that (i) such update shall have been discussed in the JSC and Merck shall act reasonably and take into account Company’s comments in good faith, and (ii) Merck shall not be permitted to update Decision Point Criteria relating to a specific Stage Gate Decision Point after Company has submitted the corresponding data package to Merck pursuant to Section 3.4, and (iii) the Parties shall have discussed in good faith and agreed financial consequences, if a Decision Point Criteria update would cause Company to incur higher cost in conducting the Research Plan for the relevant Collaboration Target.
1.1.4Optional Studies by Merck. Merck shall have a right to run additional research studies on Target Compounds itself. Upon Merck’s request, the Parties will update the relevant Research Plan to specify such studies in that Research Plan, and Company will provide to Merck any research Material and Target Compounds required for such studies as agreed by the Parties and set out in that Research Plan.
1.2Collaboration Targets.
1.1.1Target [***]. [***] for each Collaboration Target, after [***], such Collaboration Target may be [***], as follows:
(a)Merck may [***] Collaboration Target [***], by giving written notice to Company (upon which such [***] shall be deemed [***]); or
(b)upon Merck’s request (including following Company’s initial proposal in accordance with Section 7.3 or otherwise), the Parties, acting reasonably and in good faith, may discuss and agree in writing on the [***].
It is understood that Merck shall not unreasonably delay exercising its rights for [***] as set forth herein. As soon as reasonably practicable after the date that is [***] months after the Start Date, the Parties shall jointly review the [***] and the Parties acknowledge and agree that, if at such review the Parties (acting reasonably and in good faith) determine that, with respect to any Collaboration Target, it is either [***] should occur as soon as reasonably practicable thereafter. For the avoidance of doubt, [***].
1.1.2New Collaboration Targets. Upon mutual agreement between the Parties in writing at any time during the Term (including following Company’s initial proposal in accordance with Section 7.3 or otherwise), new Targets may be elected as new Collaboration Targets ([***]), it being understood that such new Collaboration Targets may only be Targets other than (A) a Target that the Company has an internal program covering such Target, or (B) a Target for which the Company [***]. In addition, the Parties may mutually agree in writing [***].
1.1.3Research Plan for [***] Collaboration Targets. A corresponding new Research Plan shall be agreed between the Parties [***] following election of a Target [***]. The Parties shall record whether such Target was elected pursuant to [***], and shall record the date of agreement of such Research Plan, and as of such date [***] and the Target elected pursuant to [***] shall become a Collaboration Target for all purposes under this Agreement.
1.1.4 Applicability of Financial Terms. The [***] will not be subject to any Upfront Fee pursuant to Section 7.1 (but, for clarity, [***]). New Collaboration Targets elected pursuant to Section 3.2.2 will be subject to all financial terms set forth in ARTICLE 7.
1.3Costs. Company shall be solely responsible for [***].

1.4Submission of Data Packages to Merck. If and when Company reasonably believes (including upon consultation with Merck’s Subject Matter Specialists) that a Research Program has advanced to a stage where one or more Target Compounds for the respective Collaboration Target meet the Decision Point Criteria for the next Stage Gate Decision Point, Company will bring this to the attention of the JSC and, following review and discussion in the JSC, Company shall provide to Merck a data package relating to the relevant Target Compounds, as follows:
1.1.1DPHO Data Package. With respect to each Collaboration Target, Company shall (a) promptly provide a written report to Merck when Company believes that any Target Compound for that Collaboration Target has achieved the applicable DPHO Criteria, and (b) provide to Merck all data and information in support thereof [***] that is reasonably necessary for Merck to determine that such Target Compound has achieved the applicable DPHO Criteria (“DPHO Data Package”).
1.1.2DPLO Data Package. With respect to each Collaboration Target, Company shall (a) promptly provide a written report to Merck when Company believes that any Target Compound for that Collaboration Target has achieved the applicable DPLO Criteria, and (b) provide to Merck all data and information in support thereof [***] that is reasonably necessary for Merck to determine that such Target Compound has achieved the applicable DPLO Criteria (“DPLO Data Package”).
1.1.3DPED Data Package. With respect to each Collaboration Target, Company shall (a) promptly provide a written report to Merck when Company believes that any Target Compound for that Collaboration Target has achieved the applicable DPED Criteria, and (b) provide to Merck all data and information in support thereof [***] that is reasonably necessary for Merck to determine that such Target Compound has achieved the applicable DPED Criteria (“DPED Data Package”).
1.5Merck's Determination on Stage Gate Decision Points.
1.1.1Merck Approves. If Merck, after receipt of a DPHO Data Package, DPLO Data Package or DPED Data Package, considers, in Merck’s sole discretion, that the proposed Target Compounds for such Collaboration Target sufficiently comply with the applicable Decision Point Criteria and the Research Unit Leadership Team determines that the corresponding Stage Gate Decision Point is approved (or, regardless of the Decision Point Criteria, the Research Unit Leadership Team approves the corresponding Stage Gate Decision Point), Merck shall notify Company thereof in writing within [***] days from Merck’s receipt of the DPHO Data Package, DPLO Data Package or DPED Data Package, as applicable. Following such approval,
(a)Merck shall pay the applicable Milestone payment to Company as set forth in Section 7.2; and
(b)in the case of Stage Gate DPHO or Stage Gate DPLO, Company shall continue with the activities under the applicable Research Plan; or
(c)in the case of Stage Gate DPED, (i) Merck may elect to conduct the further research and Development of such Target Compounds itself, or (ii) the Parties may agree that Company conducts the IND Readiness Activities as set forth in Section 3.6.

1.1.2Merck does not Approve. If, after receipt of a DPHO Data Package, DPLO Data Package or DPED Data Package, the Research Unit Leadership Team does not approve the corresponding Stage Gate Decision Point, Merck shall notify Company thereof in writing within [***] days from Merck’s receipt of the DPHO Data Package, DPLO Data Package or DPED Data Package, as applicable. In such case, the Parties shall discuss and agree, through the JSC, whether:
(a)it can reasonably be expected that the applicable Decision Point Criteria will be achieved following reasonable additional research activities, and if so, the JSC shall (i) update the relevant Research Plan accordingly in accordance with Section 2.1.6 and (ii) agree how any additional costs incurred in the performance of such additional research activities should be borne; or
(b)the Research Program for this Collaboration Target should be terminated by mutual agreement (without being subject to Merck’s final decision-making authority under Section 2.1.6) due to technical failure as set forth in Section 12.3; or
(c)the Research Program for this Collaboration Target should be terminated for convenience as set forth in Section 12.4.
1.6Optional [***] Activities. The Parties may agree in writing that Company continues with the pre-clinical Development of the Target Compound for a Collaboration Target for which the Stage Gate DPED has been approved, to achieve [***]. In such case, the Parties shall agree on an update of the Research Plan for such Collaboration Target, such that the Research Plan sets forth the [***] criteria and the data package to be provided by Company to Merck for the Research Unit Leadership Teams’ approval on such Target Compound being moved into clinical Development. Sections 3.1, 3.3, 3.4, and 3.5 shall apply mutatis mutandis with respect to such additional activities by Company, and the Research Unit Leadership Teams’ approval on such Target Compound being moved into clinical Development. If Company conducts such [***] activities, submits the agreed data package to Merck, and the Research Unit Leadership Team approves that such Target Compound be moved into clinical Development, Merck shall pay to Company an additional milestone payment of [***], such payment to be made in accordance with Section 7.2.4.
1.7Records. Company shall maintain complete and accurate written records, accounts, notes, reports and data with respect to all laboratory work performed in the conduct of each Research Program, with respect to its work packages, in conformity with standard industry practice and Applicable Law, and, upon request, will send legible copies of any of the aforesaid to Merck.
1.8Reports. During the performance of each Research Plan, Company will prepare and submit [***] written reports (each a “[***] Report”) in a form to be agreed between the Parties (each Party acting reasonably), describing activities performed during the covered [***] under the Research Plan unless another cadence is agreed by the Parties. Merck shall review the [***] Report within [***] Business Days following the receipt of the [***] Report and shall either confirm to Company that the [***] Report is complete or promptly communicate Company the requested modifications or clarifications. Where applicable, Company shall send Merck the revised [***] Report within [***] Business Days and Merck shall communicate whether the revised [***] Report is complete within [***] Business Days. In any case, each Party shall coordinate the Quarterly Report review process and acceptance in a maximum period of [***] Business Days.
1.9Subcontracting. Company shall not subcontract any of its obligations under a Research Plan without the prior written consent of Merck (not to be unreasonably withheld, conditioned or delayed), unless such subcontracting is to (a) any of its Affiliates, (b) the contract research organizations listed in Schedule 3.9, or (c) any Third Party as agreed between the Parties and identified in the relevant Research Plan.

1.10Audit. Company shall notify Merck of any request by a Regulatory Authority for an audit at Company’s or Third Parties’ (contracted by Company in connection to this Agreement) facilities or records pertaining to a Research Plan and shall allow a Merck’s representative to be present during such audit. If any Regulatory Authority issues a report following any such audit, the Company shall provide Merck with a copy of any part of such report pertaining to the inspected facilities or the Research Plan.
ARTICLE 4
LICENSE, TECHNOLOGY TRANSFER AND EXCLUSIVITY
1.1Grant of Unblocking License to Merck. Company hereby grants to Merck and its Affiliates, who accept the same, an exclusive, worldwide, sublicensable (through multiple tiers), transferable right and license under any Company Background IP that is necessary or reasonably useful for Development or Commercialization of Target Compounds and Products (“Licensed Company Background IP”) to research, Develop, have Developed, make, have made, use, sell, offer for sale, export and import (including the exclusive right to Develop and Commercialize) Target Compounds and Products in the Territory in the Field.
1.2Grant of License to Company. Merck hereby grants to Company, who accept the same, a non-exclusive, sublicensable to subcontractors permitted under Section 3.9, non-transferable license to the (i) Merck Background IP and (ii) Collaboration IP to use, keep, research and develop Collaboration Targets and Target Compounds in the course of each Research Plan and otherwise in accordance with this Agreement. It is understood that the research license granted by Merck to Company pursuant to this Section 4.2 shall terminate at the end of the last activity of the last Research Plan.
1.3Grant of Licenses and Sublicenses by Merck. Merck shall have the right, in its sole discretion, to grant licenses and sublicenses, in whole or in part, under the rights and licenses granted in Section 4.1; provided, however, that the granting by Merck of a license or sublicense shall not relieve Merck of any of its obligations hereunder and Merck shall be responsible for all acts and omissions of any such licensees or sublicensees as fully as if they were the acts and omissions of Merck.
1.4Technology Transfer. As soon as reasonably practicable after Merck elects to continue the Development of a Collaboration Target itself in accordance with Section 3.5.1, but in no event later than [***] days thereafter, the Company will transfer, or cause to be transferred to Merck, [***], all (a) tangible embodiments of the Collaboration IP, (b) Target Compounds, and (c) Know-How comprised in Collaboration IP necessary or reasonably useful for the Development and Commercialization of the relevant Target Compounds, including the Know-How listed high-level in Schedule 4.4, in each case, exclusively related to that Collaboration Target. The technology transfers set forth in this Section 4.4 shall occur in an orderly fashion and in a manner such that the value, usefulness and confidentiality of the transferred Collaboration IP and Target Compounds are preserved in all material respects. The Parties will work together to ensure Merck receives access to Know-How comprised in Collaboration IP that is located at Company’s subcontractors permitted under Section 3.9, and upon Merck’s request, Company will facilitate discussions between Merck and such subcontractors regarding establishing an agreement between Merck and such Third Party going forward (including, for example, with respect to continued archiving of data).
1.5Exclusivity. During the Term, Company will not, whether alone or in conjunction with one of its Affiliates or Third parties, engage directly or indirectly in the research, discovery, Development, exploitation or Commercialization anywhere in the Territory of any compound, or any product containing any compound, that [***]. For clarity, the exclusivity provisions contained in this Section 4.5 do not apply to: [***].
1.6Competing Transaction. Notwithstanding Section 4.5, if Company or any of its Affiliates (the “Transaction Party”):

1.1.1acquires a Third Party or all or substantially all of the assets of a Third Party and, as of the date of that acquisition, that Third Party has, or the acquired assets contain, a program or product that would violate Section 4.5; or
1.1.2is acquired by a Third Party and, as of the date of that acquisition, that Third Party has a program or product that would violate Section 4.5,
(“Competing Transaction”),
then, the Transaction Party shall not be in breach of Section 4.5 provided that: (i) Company promptly notifies Merck of the Competing Transaction and the existing program or product (to the extent possible in accordance with Applicable Law) in writing; (ii) no Collaboration IP, or Intellectual Property Rights or Confidential Information of Merck is accessed or used in relation to the existing program or product (or, in the case of Section 4.6.2, by scientific or technical personnel directly involved in the existing program or product); (iii) in the case of Section 4.6.2, no scientific or technical personnel of the Transaction Party, including any scientific or technical employee, contractor or consultant, directly involved in the activities conducted under this Agreement may work on, or be involved in, the existing program or product, and no scientific or technical personnel directly involved in the existing program or product may work on, or be involved in, the activities conducted under this Agreement; and (iv) the existing program is conducted separately from the activities conducted under this Agreement and protections (including firewalls) reasonably acceptable to Merck are put in place. If Company or any of its Affiliates is acquired by a Third Party and, as of the date of that acquisition, that Third Party has a program or product that is a [***] program ("[***] Transaction”), Company shall take the steps set out in (ii) to (iv) above in respect of such existing [***] program. If the Competing Transaction or [***] Transaction occurs while the Research Program for the relevant Collaboration Target is ongoing, Merck may elect to continue research, Development and Commercialization of the relevant Collaboration Target itself, in which case financial terms pursuant to ARTICLE 7 shall be adjusted as follows in respect of that Collaboration Target only: Merck shall pay to Company [***] of the amount provided in ARTICLE 7 for the next Discovery Milestone, if achieved by Merck, but no further Discovery Milestone payments will be paid; Development Milestones, Sales Milestones and Commercial Milestones (if achieved) will be paid in full, and Net Sales Payments will be reduced by [***]. If the Competing Transaction or [***] Transaction occurs after completion of the Research Program for the relevant Collaboration Target, this Agreement shall continue to apply in accordance with its terms.
ARTICLE 5
DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF TARGET COMPOUND OR PRODUCT
1.1Development of a Target Compound or Product by Merck. Merck shall have the exclusive right, subject to the terms and conditions of this Agreement, to research, Develop and use Target Compounds and Products and to conduct (either itself or through its Affiliates and/or Sublicensees) all non-clinical studies and all Clinical Trials Merck believes appropriate to obtain Regulatory Approval for such Products in the Field in the Territory. For each Collaboration Target that Merck elects to continue Development itself pursuant to Section 3.5.1, Merck shall use Commercially Reasonable Efforts to obtain Regulatory Approval to Commercialize at least one (1) Product in the Field in at least [***] of the [***]. Activities by Merck’s Affiliates, licensees, Sublicensees and Third Parties engaged by Merck, its Affiliates, licensees or Sublicensees will be considered as Merck’s activities under this Agreement, including for purposes of determining whether Merck has complied with its obligation to use Commercially Reasonably Efforts.
1.2Clinical and Commercial Manufacturing. Merck shall have the exclusive right to manufacture the Target Compound and Product itself or through one or more Affiliates or Sublicensees or other Third Parties selected by Merck.

1.3Commercialization. Merck shall have the exclusive right, and sole responsibility and decision-making authority, to Commercialize Product itself or through one or more Affiliates or Sublicensees or other Third Parties selected by Merck and shall have the sole decision-making authority and responsibility in all matters relating to the Commercialization of the Product. For each Collaboration Target that Merck elects to continue to Develop itself pursuant to Section 3.5.1, Merck shall use Commercially Reasonable Efforts to Commercialize at least one (1) Product in the Field in at least [***] of the [***], after having received Regulatory Approval to Commercialize such Product in such country. Activities by Merck’s Affiliates, licensees, Sublicensees and Third Parties engaged by Merck, its Affiliates, licensees or Sublicensees will be considered as Merck’s activities under this Agreement, including for purposes of determining whether Merck has complied with its obligation to use Commercially Reasonably Efforts.
1.4Right to Subcontract. Merck may exercise any of its rights, or perform any of its obligations, under this Agreement (including any of the rights licensed in Section 4.1) by subcontracting the exercise or performance of all or any portion of such rights and obligations on Merck’s behalf to Affiliates or Third Parties. Any subcontract granted or entered into by Merck as contemplated by this Section 5.4 of the exercise or performance of all or any portion of the rights or obligations that Merck may have under this Agreement shall not relieve Merck from any of its obligations under this Agreement.
1.5Trademarks. Merck shall have the sole authority to select trademarks for a Product and shall own all such trademarks.
ARTICLE 6
REGULATORY MATTERS
1.1Regulatory Filings. Merck shall own and use Commercially Reasonable Efforts to maintain all regulatory filings and Regulatory Approvals for each Product, including all INDs and MAAs.
1.2Communications with Authorities. Merck (or one of its Affiliates or Sublicensees) shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities in connection with the research, Development, use, manufacturing and Commercialization of a Product. Following the Effective Date, Company shall not initiate, with respect to a Product, any meetings or contact with Regulatory Authorities without Merck’s prior written consent. To the extent Company receives any written or oral communication from any Regulatory Authority relating to a Product, Company shall (a) refer such Regulatory Authority to Merck, and (b) as soon as reasonably practicable (but in any event within [***]), notify Merck and provide Merck with a copy of any written communication received by Company or, if applicable, complete and accurate minutes of such oral communication. At the request of Merck, Company shall make available to Merck, [***], a qualified representative who shall, together with the representatives of Merck, participate in and contribute to meetings with the Regulatory Authorities with respect to regulatory matters relating to the Company Background IP and Target Compounds.
1.3Regulatory Cooperation. Company shall make available to Merck any documents and data related to the activities of Company under a Research Program and required for the filing or maintenance of any Regulatory Approval or requested during Regulatory Authorities’ inspections, and Company shall make reasonably available to Merck qualified representatives of Company for any necessary discussion with Merck regarding regulatory matters relating to Company’s activities under a Research Program, [***].
1.4Recalls. Merck shall have the sole right to determine whether and how to implement a recall or other market withdrawal of the Product.

ARTICLE 7
FINANCIAL TERMS
1.1Upfront Fee. Merck shall pay to Company a one-time fee of [***] per Collaboration Target (“Upfront Fee”) (for the avoidance of doubt, a total of [***] for the Initial Collaboration Targets), within (a) [***] days of the Effective Date for the Initial Collaboration Targets; or (b) [***] days following Merck’s receipt of the corresponding invoice from Company for any new Collaboration Target elected pursuant to Section 3.2.2. Company shall issue an invoice on or before the Effective Date for the Initial Collaboration Targets and promptly after the Start Date for any new Collaboration Target elected pursuant to Section 3.2.2. For clarity, [***].
1.2Milestone Payments.
1.1.1Milestones. As further consideration for the grant of the rights hereunder, Merck shall pay to Company the following non-refundable Milestones on a [***] or [***] basis:

No.	Milestone Event	Milestone Payment (in USD)
A.	Discovery Milestone	[***]
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
B.	Development Milestone	[***]
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
C.	Sales Milestone	[***]
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
D.	Commercial Milestone (in USD)	[***]
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
1.1.2Timely Performance Bonus. In recognition of the benefits to both Parties resulting from the successful and timely completion of the Research Program, Merck shall make an additional payment, in the amount of [***] to Company per Collaboration Target so long, and only if, Milestone Event [***] occurs in accordance with Section 3.5.1 based on a [***] which has been provided by Company to Merck within [***] months from [***], or within such other time period [***] (for clarity, such timely performance bonus shall apply regardless of whether the Collaboration Target is [***]).

1.1.3Development Milestones. Sales Milestones. Commercial Milestones. Merck shall deliver written notice to Company upon achievement of each Development, Sales and Commercial Milestone Event, which notice shall be delivered (a) with respect to a Development Milestone and Sales Milestone within [***] days of such achievement, and (b) with respect to Commercial Milestone [***] for the Calendar Quarter in which such Milestone Event is first achieved. Following receipt of such written notice, Company shall promptly invoice Merck for the applicable Milestone payment.
1.1.4Milestones in General.
(a)One-time only. A Milestone shall be payable only once upon first occurrence [***]. For the avoidance of doubt, the total maximum amount in Discovery Milestones, Development Milestones and Sales Milestones payable under this Section 7.2 with respect to a Collaboration Target (exclusive of the bonus payment set forth in Section 7.2.2) shall not exceed [***], and the total maximum Commercial Milestones payable under this Section 7.2 with respect to a Product shall not exceed [***].
(b)Invoicing and Payment. Following receipt of the proper invoice issued by Company for the applicable Milestone payment, Merck will make such Milestone payment within [***] days after receipt of such invoice.
1.3Early Target Validation Payment. If a certain Target is (i) proposed by Company in writing during the Term, (ii) based on Target validation data of Company, and (iii) [***]; Merck shall pay to Company an additional fee of [***] per Collaboration Target meeting the requirements of this Section 7.3, within [***] days following Merck’s receipt of the corresponding invoice from Company.
1.4Net Sales Payments.
1.1.1Net Sales Payments Rate. Merck shall, during the Net Sales Payment Term, pay to Company a portion of worldwide, aggregate Net Sales of each Product (“Net Sales Payment”) for each Calendar Year, on a Product-by-Product basis at the percentage rates set forth below (subject to Sections 7.5 and 7.6 below):

Worldwide, aggregate Net Sales per Product per Calendar Year (in USD)	Net Sales Payment rate
For Net Sales of Product from USD [***] up to and including USD [***]	[***]%
For that portion of Net Sales of Product that is greater than USD [***] and less than or equal to USD [***]	[***]%
For that portion of Net Sales of Product that is greater than USD [***] and less than or equal to USD [***]	[***]%
For that portion of Net Sales of Product that is greater than USD [***] and less than or equal to USD [***]	[***]%
For that portion of Net Sales of Product that is greater than USD [***]	[***]%

1.1.2Net Sales Subject to Net Sales Payments. For purposes of determining whether a Net Sales Payment rate threshold or a Commercial Milestone has been attained, only Net Sales that are subject to a Net Sales Payment shall be included in the total amount of Net Sales and any net sales that are not subject to a Net Sales Payment shall be excluded. In addition, in no event shall the manufacture of a Product give rise to a Net Sales Payment obligation. For clarity, Merck’s obligation to pay Net Sales Payments to Company under this ARTICLE 7 is imposed only once with respect to the same unit of Product regardless of the number of Patent Rights pertaining thereto.
1.5Compulsory License. In the event that Company or Merck receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party. If any Third Party obtains a Compulsory License in any country, then Company or Merck (whoever has first notice) shall promptly notify the other Party. Thereafter, as of the date the Third Party obtained such Compulsory License in such country, any Net Sales Payment rate payable under this Agreement to Company for Net Sales in such country cannot exceed [***] of any royalty rate paid by such Third Party. This shall apply mutatis mutandis if Merck grants a Sublicense to a Third Party in any country to avoid the imposition of such a Compulsory License.
1.6Reductions, Deductions and Reimbursements.
1.1.1Net Sales Payment on Know-How. Any Net Sales Payment rates under this Agreement applicable to the Net Sales of a Product in a country will be reduced by [***] during any period within the Net Sales Payment Term in which there is: (a) no Valid Claim in such country that Covers such Product in such country; and (b) no continuing regulatory, pediatric, orphan drug or data exclusivity.
1.1.2Generic Competition. In the event that in any country in the Territory during the Net Sales Payment Term for a Product, there are one (1) or more Generic Versions of such Product on the market in such country, then any Net Sales Payment rate for the applicable Product in the applicable country will be reduced by [***].
1.1.3Maximum Reduction. In no event shall the cumulative reduction of Net Sales Payment rates under Sections 7.6.1 and 7.6.2 reduce the Net Sales Payment payable to Company under Section 7.4 for any Product in any country during any Calendar Quarter below [***]. In the event that Merck is not able to deduct the full amount of the permitted deduction from the Net Sales Payment amounts due to Company due to the [***] maximum reduction, Company shall be entitled to deduct any undeducted excess amount from subsequent Net Sales Payment amounts owed to Company (subject always to Company receiving a minimum of [***] of the amount owed).
1.7Timing of Payment. Net Sales Payments payable under Section 7.4 shall be payable on actual Net Sales and shall accrue at the time the Product is delivered. Net Sales Payment obligations that have accrued during a particular [***] shall be paid, on a [***] basis, within [***] days after the end of each [***] during which the Net Sales Payment obligation accrued.

1.8Mode of Payment and Currency; Invoices.
7.7.1    Currency. All payments to Company hereunder shall be made by deposit of USD in the requisite amount to such bank account as Company may from time to time designate by written notice to Merck. With respect to sales not denominated in USD, Merck shall convert applicable sales in foreign currency into USD by using the then current and reasonable standard exchange rate methodology applied to its external reporting. Based on the resulting sales in USD, the then applicable Net Sales Payment amount shall be calculated. The Parties may vary the method of payment set forth herein at any time upon mutual written agreement, and any change shall be consistent with the local Applicable Law at the place of payment or remittance.
7.7.2.    Invoices. Invoices sent by Company to Merck shall include the purchase order number provided by Merck to Company. If Merck fails to provide such purchase order number to Company until the time of invoicing, Merck shall upon written request from Company provide such purchase order number without undue delay. Company shall address its invoices to:
[***]

1.9Net Sales Payment Reports and Records Retention. Within [***] days after the end of each [***] during which Product has been sold, Merck shall deliver to Company, together with the applicable Net Sales Payment due for such [***], a written report, on a Product-by-Product and a country-by-country basis, of Net Sales for such Calendar Quarter. Such report shall be deemed “Confidential Information” of Merck subject to the obligations of ARTICLE 9 of this Agreement. For [***] years after each sale of Product occurs, Merck shall, and shall ensure that its Affiliates and Sublicensees, keep complete and accurate records of such sale in sufficient detail to confirm the accuracy of the Net Sales Payment calculations hereunder.
1.10Legal Restrictions. If at any time legal restrictions prevent the remittance by Merck of all or any part of Net Sales Payments in any country, Merck shall have the right and option to make such payment by depositing the amount thereof in local currency to an account in the name of Company in a bank or other depository selected by Company in such country.
1.11Audits.
7.11.1    Audits Generally. During the Net Sales Payment Term and for [***] thereafter, and not more than [***], Merck shall permit, and shall cause its Affiliates or Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by Company, and reasonably acceptable to Merck or such Affiliate or Sublicensee, to have access to and to review, during normal business hours upon reasonable prior written notice, the applicable records of Merck and its Affiliates or Sublicensees to verify the accuracy of the Net Sales Payment reports and payments under this ARTICLE 7. Such review may cover those records for sales which Merck is required to maintain pursuant to Section 7.9. The accounting firm shall disclose to Company and Merck only whether the Net Sales Payment reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Company.

7.11.2    Audit-Based Reconciliation. If such accounting firm concludes that additional Net Sales Payment amounts were owed during such period, and Merck agrees with such calculation, Merck shall pay the additional undisputed Net Sales Payment amounts within [***] days after the date on which Company delivers to Merck such accounting firm’s written report. If such accounting firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods or, at Merck’s request, shall be promptly reimbursed to Merck. If Merck disagrees with such calculation, it may retain its own independent certified public accounting firm of recognized standing and reasonably acceptable to Company, to conduct a review (“Second Audit”), and if such firm concurs with the other accounting firm, Merck shall make the required payment within [***] days after the date Merck receives the report of its accounting firm. If Merck’s accounting firm does not concur, Merck and Company shall meet and negotiate in good faith a resolution of the discrepancies between the two firms. Company shall pay for the cost of any audit, unless such audit is a Second Audit or Merck has underpaid Company by [***] or more, in which case Merck shall pay for the costs of audit.
7.11.3 Audit Confidentiality. Each Party shall treat all information that it receives under this Section 7.11 in accordance with the confidentiality provisions of ARTICLE 9, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under this Agreement.
1.12Taxes.
1.1.1Tax Withholding. The amounts payable by one Party (the “Payer”) to the other Party (the “Payee”) pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by Applicable Law. The Payee alone shall be responsible for paying any and all Taxes levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Payer shall deduct or withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if the Payee is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it shall promptly deliver to the Payer or the appropriate Governmental Body the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payer of its obligation to withhold Tax, and the Payer shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be. If, in accordance with the foregoing, the Payer withholds any amount, it shall make timely payment to the proper Taxing authority of the withheld amount and send to the Payee reasonable proof of such payment within [***] days following that payment. For the avoidance of doubt, Payee shall on request of Payer refund to Payer any amounts received from Payer or its Affiliates under this Agreement, which should have been deducted or withheld under Applicable Law, but which were not deducted or withheld in full or at all; and Payor shall - following receipt of such refund - carry out, unless already completed, the payment of the Taxes to the proper Governmental Body.
1.1.2Value Added Tax. For indirect Tax (VAT, GST, sales tax and similar, collectively referred to as “VAT”) purposes aforesaid fees and expenses shall be understood as net amounts, i.e. statutory VAT is to be added, if applicable, either additionally invoiced or self-accounted by recipient of supply according to applicable VAT law. The invoicing party is obliged to issue an invoice for all payable amounts under this Agreement in accordance with applicable VAT law and irrespective of whether the sums may be netted for settlement purposes. The invoicing party shall comply with any additional reasonable requests of invoiced party in relation to such invoices. The Parties shall cooperate in any way reasonably requested, to obtain available reductions, credits or refunds of any VAT amount attributable to the supply under this Agreement, if applicable. The Parties shall cooperate in any way reasonably requested to enable VAT compliant behavior including providing evidence for VAT purposes in accordance with applicable VAT law. The Parties shall use Commercially Reasonable Efforts, where required, to avoid Company or its Affiliates being subject to any VAT obligations outside its residence. Merck will not reimburse any refunded, refundable or culpably unrefunded (foreign) VAT amounts of Company.

ARTICLE 8
IP OWNERSHIP, INVENTIONS AND PATENT RIGHTS
1.1Collaboration IP.
1.1.1Ownership. Except to the extent expressly agreed otherwise in writing, the Parties agree that all Collaboration IP shall vest in, and be solely owned by, Merck unconditionally and immediately on the creation of the Collaboration IP. Subject to the following sentence, Company shall assign and hereby assigns to Merck all right, title and interest in the Collaboration IP that, but for this Section 8.1, would vest in Company, and Merck accepts such assignment. With regard to any Collaboration IP that is not legally assignable to Merck according to Applicable Law, Company shall grant, and hereby grants, to Merck an exclusive, perpetual, fully paid-up, royalty-free, worldwide license under that Collaboration IP for unlimited use of the relevant Collaboration IP and Collaboration Material, with the right to grant sublicenses.
1.1.2Invention Notification. Company will notify Merck promptly in writing of any invention or potential invention made by Company in the performance of its responsibilities under the relevant Research Plan, except for any Company Platform Technology Invention.
1.1.3Inventors. Upon Merck’s request, Company and Merck shall cooperate in determining who should be named as an inventor associated with a given invention disclosure in accordance with the standards set out in relevant U.S. Federal Statutes and common law.
1.2Company Foreground IP. Notwithstanding Section 8.1, the Parties agree that all rights to any invention generated during the Research Program by or on behalf of either Party or jointly by both Parties, which is claimed, exemplified or covered by or is an improvement or modification of the Company Background IP (“Company Foreground IP”) are the sole and exclusive property of Company. Company shall be entitled to file in its own name relevant patent applications and to own resultant Patent Rights (“Company Foreground Patents”) for any such inventions, subject to Company’s obligations contained in this Agreement and Company’s cooperation with Merck regarding timing of, and disclosure in, the filing of any such patent applications vis-à-vis filing of any Collaboration IP. Merck shall and hereby assigns to Company its entire right, title and interest in any such Company Foreground IP, and Company accepts such assignment.
1.3Merck Foreground IP. Notwithstanding Section 8.1, the Parties agree that all rights to improvements relating solely to Merck Background IP, excluding Collaboration IP and Company Foreground IP (“Merck Foreground IP”), and to any invention generated after the research collaboration under this Agreement by or on behalf of Merck outside this Agreement without use of any Company Background IP or Company Foreground IP and pertaining to further research and Development of Target Compounds, such as formulations, dosages etc, are the sole and exclusive property of Merck. Merck shall be entitled to file in its own name relevant patent applications and to own resultant Patent Rights for any such improvements and inventions, subject to Merck’s obligations under ARTICLE 8 and ARTICLE 9 and Merck’s cooperation with Company regarding timing of, and disclosure in, the filing of any such patent applications vis-à-vis filing of any Collaboration IP. Company shall and hereby assigns to Merck its entire right, title and interest in any such Merck Foreground IP, and Merck accepts such assignment.

1.4Prosecution, maintenance and defence of Collaboration IP
Following the Effective Date, Merck shall be responsible for patenting strategy for any inventions which may arise at its own cost, including deciding on (A) the timing for filing of any provisional or regular patent application; and (B) the countries in which patent applications should be filed, subject to the consultation obligations (via the IP Sub-Committee) described below. The Parties hereby agree that Merck will take the lead in filing, prosecuting, maintaining and/or defending Collaboration IP at its own cost. Inventorship shall be determined in accordance with the rules of inventorship under US patent laws. The Parties acknowledge and agree that unless otherwise agreed (via the IP Sub-Committee), the Merck shall have the first right (but not the obligation) to file itself or through its selected patent counsel, which is reasonably acceptable to the other Party, a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, reexamination, extension, supplementary protection certificate and the like) in respect of any Collaboration IP (each, a “Collaboration Patent Application”). In any event, the Parties (via the IP Sub-Committee) shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy, which shall also include procedures before the Unified Patent Court) and maintenance of such Collaboration Patent Application and in the maintenance and defense of any Collaboration Patent. Merck shall be responsible, at its own cost, for preparing, filing, prosecuting (including any post grant proceedings such as interference, reissue, reexamination proceedings and inter part reviews) and maintaining the Collaboration IP. Company agrees to provide Merck with any information related to the Company Platform Technology (with the exception of any such information which is held as a trade secret) to the extent necessary to enable the preparation and prosecution of patent applications claiming Collaboration IP. For clarity, Merck does not have any right to independently exploit or commercialize Company Platform Technology or any information provided pursuant to this provision.
1.5Confidentiality in relation to Patent Applications. Except as expressly provided in Section 9.3. and in furtherance and not in limitation of ARTICLE 9, each Party agrees it will not make or support any patent application that includes the other Party’s Confidential Information or Intellectual Property Rights, and will not provide assistance to any Third Party for any such application, without the other Party’s prior written consent.
1.6Cooperation. Both Parties will obtain the cooperation of their respective employees or obligated Third Parties that are inventors in the preparation, filing, and prosecution of Collaboration IP, Company Foreground IP or Merck Foreground IP, as applicable.
1.7Defence of Claims Brought by Third Parties. If any Third Party brings a claim or otherwise asserts that a Product or Target Compound manufactured, used or sold by either Merck, its Affiliates or licensees or sublicensees infringes such Third Party’s Patent or misappropriates such Third Party’s Know-How (each, a “Third-Party Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party. Merck will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its cost and expense. If the Company is named as a defendant in such suit, Company will have the right to participate in such defence and settlement with its own counsel, at its cost. Neither Party will enter into any settlement of any Third-Party Infringement Claim that is instituted or threatened to be instituted against the other Party without the other Party’s prior written consent; except that, such consent will not be required if such settlement includes a release of all liability in favour of the other Party. At the request of Merck, Company will provide reasonable cooperation and assistance in connection with the Merck’s control of the defense or settlement of a Third-Party Infringement Claim.

1.8Enforcement.
1.1.1Duty to Notify of Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Collaboration IP, Company Foreground IP or Merck Foreground IP (an “Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Infringement.
1.1.2Enforcement Rights. As between the Parties:
(a)Merck will have the sole and exclusive right, but not the obligation, to enforce the Collaboration IP and Merck Foreground IP; and
(b)Company will have the sole and exclusive right, but not the obligation to enforce the Company Foreground IP.
1.1.3Share of Recoveries. In the case of enforcement of any Collaboration IP, any damages or other monetary awards recovered will be shared as follows:
(i) [***].
1.1.4Settlement. Notwithstanding anything to the contrary under this ARTICLE 8, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 8 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party or its Affiliates without first obtaining the written consent of the Party that Controls the relevant Patent.
1.9    Patent Listing. The exclusive rights holder will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Product pursuant to 21 U.S.C. § 355(b)(1)(G) or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction.
1.10Patent Term Extension. The exclusive rights holder will be solely responsible for obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Product. The exclusive rights holder will determine which relevant patents will be extended (including by filing supplementary protection certificates and any other extensions that are now or in the future become available). The other Party will abide by the exclusive rights holder’s determination and cooperate, as reasonably requested, in connection with the foregoing (including by providing appropriate information and executing appropriate documents).
1.11Recording. If the exclusive rights holder deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, the co-owner or owner will reasonably cooperate to execute and deliver to the exclusive rights holder any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in the exclusive rights holder’s reasonable judgment, to complete such registration or recordation. The exclusive rights holder will reimburse the other Party for all reasonable out-of-pocket costs, including attorneys’ fees, incurred by the other Party in complying with the provisions of this ARTICLE 8.

1.12    Unitary Patent System. With regard to each exclusively licensed or assigned Company Patent or Collaboration Patent, the exclusive rights holder will have the exclusive right to decide whether to opt-in or opt-out of the EU Unitary Patent System, and the owner or co-owner will make any required statements and filings accordingly, as necessary. For clarity, “to opt-in or opt-out” refers to both the right to have or have not a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as the Agreement on a Unified Patent Court as of February 19, 2013; and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83 (3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted-in to the EU Unitary Patent System with respect to a given Patent, the other Party will not initiate any action under the EU Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.
1.13Company Platform Technology
1.1.1Notwithstanding any other provision of this Agreement or any Research Plan, nothing in this Agreement or any Research Plan shall require Company to, and Company shall not (a) disclose any Company Platform Technology or Company Platform Technology Inventions to Merck; or (b) provide Merck with any explanation as to how the Company Platform Technology operates or how any Company Platform Technology Inventions operate (including any explanation as to the hypothesis for the selection of any Collaboration Target or Target Compound).
1.1.2Company shall be the sole and exclusive owner of all rights to all Company Platform Technology, Company Platform Technology Inventions and Company Platform IP. All Intellectual Property Rights subsisting in any Company Platform Technology Inventions from time to time shall vest automatically and unconditionally in Company immediately on its creation. Merck assigns, and shall ensure that each relevant Merck’s Affiliate shall assign, to Company absolutely and from the date of their creation any such Intellectual Property Rights that, but for this Section 8.13, would vest in Merck or one of its Affiliates, and shall execute all documents and take any steps necessary to give effect to and confirm the foregoing.
1.1.3For the avoidance of doubt, Company has the exclusive right, in its sole discretion, to determine the steps to be taken to prosecute, maintain, enforce and defend any Company Platform IP. Merck shall: (a) at Company’s cost and expense, cooperate and provide such assistance and information as may be reasonably requested by Company in connection with any steps that Company determines to take pursuant to the previous sentence; and (b) notify Company in the event Merck becomes aware of any infringement, or suspected infringement, of any Company Platform Technology.
1.1.4Company hereby irrevocably and perpetually covenants that, at no time, will it or any of its Affiliates, directly or indirectly, sue Merck or any of its Affiliates under any Company Platform Technology IP with respect to Merck’s exercise of any of its rights granted by Company hereunder or the use or exploitation of any Collaboration IP.
ARTICLE 9
CONFIDENTIALITY
1.1Confidentiality Agreement. The Parties agree that the Confidentiality Agreement shall terminate on the Effective Date and the provisions of this ARTICLE 9 shall apply to any “Confidential Information” as defined in the Confidentiality Agreement.

1.2Confidentiality Obligations. Each Party agrees that, for the Term and for [***] years thereafter, provided, however, that for Confidential Information that is a trade secret under Applicable Law, such obligations shall survive until such Confidential Information is no longer such a trade secret, such Party shall, and shall ensure that its Affiliates and their Representatives hold in confidence all Confidential Information disclosed to it by the other Party pursuant to this Agreement. The foregoing obligations shall not apply to any Confidential Information disclosed by a Party hereunder to the extent that the receiving Party can demonstrate that such Confidential Information:
1.1.1is or becomes generally available to the public other than as a result of disclosure by the recipient;
1.1.2is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;
1.1.3is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or
1.1.4is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.
The recipient shall not disclose any of the Confidential Information, except to Representatives of the recipient who need to know the Confidential Information for the purpose of performing the recipient’s obligations, or exercising its rights, under this Agreement and who are bound by obligations of non-use and non-disclosure substantially similar to those set forth herein. The recipient shall be responsible for any disclosure or use of the Confidential Information by such Representatives. The recipient shall protect Confidential Information using not less than the same care with which it treats its own confidential information, but at all times shall use at least reasonable care. Each Party shall: (a) implement and maintain appropriate security measures to prevent unauthorized access to, or disclosure of, the other Party’s Confidential Information; (b) promptly notify the other Party of any unauthorized access or disclosure of such other Party’s Confidential Information; and (c) cooperate with such other Party in the investigation and remediation of any such unauthorized access or disclosure.
1.3Use. Notwithstanding Section 9.1, a Party may use the Confidential Information of the other Party for the purpose of performing its obligations, or exercising its rights, under this Agreement, including for purposes of:
1.1.1filing or prosecuting patent applications, subject to mutual consent of the Parties;
1.1.2prosecuting or defending litigation;
1.1.3conducting pre-clinical studies or Clinical Trials;
1.1.4seeking or maintaining Regulatory Approval of the Product; or
1.1.5complying with Applicable Law, including securities law and the rules of any securities exchange or market on which a Party’s securities are listed or traded.
In addition to the foregoing, Merck may, in furtherance of its rights under this Agreement, disclose Confidential Information to any Third Party, provided that such Third Party is bound by obligations of confidentiality at least as stringent as the ones herein. In addition to the foregoing, Company may disclose Confidential Information, including the terms of this Agreement with the exception of any financial terms hereunder to a Third Party, if strictly necessary, via a mutually aligned redacted copy of this Agreement, such as (i) to potential or actual investors in subsequent funding rounds, or (ii) potential or actual counterparties to a Change of Control, if a bona fide term sheet at fair market value has been agreed between the parties, which are bound by confidentiality obligations at least as strict as provided for under this ARTICLE 9.

In making any disclosures set forth in Sections 9.3.1 through 9.3.5 above, the disclosing Party shall, where reasonably practicable, give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with the other Party in order to secure confidential treatment of such Confidential Information required to be disclosed. In addition, in connection with any permitted filing by either Party of this Agreement with any Governmental Body, including the U.S. Securities and Exchange Commission, the filing Party shall endeavour to obtain confidential treatment of economic, trade secret information and such other information as may be requested by the other Party, and shall provide the other Party with the proposed confidential treatment request with reasonable time for such other Party to provide comments, and shall include in such confidential treatment request all reasonable comments of the other Party.
1.4Protection of confidentiality of Merck Background IP in Research Program.
1.1.1Company shall ensure that the Company Platform Technology operates in a way that prevents the incorporation of any Merck Background IP provided to Company in the course of a Research Program into Company Background IP, Company Platform IP, or Company Platform Technology, as described in Schedule 9.4.1.
1.1.2As soon as reasonably practicable after the Effective Date (and in any event by no later than the date that is [***] weeks after the Effective Date), the Parties shall discuss and agree applicable data and physical procedures which Company shall follow in order to protect Merck’s Confidential Information and Intellectual Property Rights. In discussing and agreeing such procedures, each Party shall act reasonably and in good faith and Company shall not unreasonably withhold its agreement to Merck’s standard Data and Physical Security Procedures which Merck has provided to Company prior to the Effective Date.
1.5Required Disclosure. The recipient may disclose the Confidential Information to the extent required by Applicable Law or court order; provided, however, that the recipient promptly provides to the disclosing party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure.
1.6Publications. Company shall not publish any information relating to a Target Compound or a Product without the prior written consent of Merck (which consent may be withheld or given in Merck’s sole discretion), unless such information has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of either Party or otherwise not in violation of this Agreement.
1.7Press Releases. After the Effective Date, each Party shall be entitled to issue a press release regarding the signing of this Agreement. The content of such press release shall be mutually aligned between both Parties and no Party shall issue such a press release without the prior written consent of the other Party regarding the content of such press release, such consent not unreasonably withheld or delayed. The Parties have aligned on the content of their initial press releases prior to the Effective Date. Except (a) as set forth in the preceding sentence, or (b) as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, Merck may make public announcements concerning its research, Development, manufacture or Commercialization activities with respect to the Target Compounds or Products under this Agreement without Company’s prior written approval; provided, however, that where reasonably possible, Merck will provide Company with written notice of such announcement at least [***] Business Days in advance, provide Company with an opportunity to review such announcement and reasonably consider any comments provided by Company with respect thereto.

ARTICLE 10
REPRESENTATIONS, WARRANTIES AND COVENANTS
1.1Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
1.1.1such Party is duly organized and validly existing under the Applicable Law of the jurisdiction of its incorporation or organization;
1.1.2such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;
1.1.3this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Applicable Law of any Governmental Body having authority over such Party;
1.1.4such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement;
1.1.5no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by such Party or the consummation by such Party of the transactions contemplated hereby; and
1.1.6all tangible information and data provided by or on behalf of such Party to the other Party on or before the Effective Date in contemplation of this Agreement was and is true, accurate and complete in all material respects, and such Party has not failed to disclose, or cause to be disclosed, any information or data that would cause the information and data that has been disclosed to be misleading in any material respect.
1.2Additional Representations and Warranties of Company. Company represents and warrants to Merck that, as of the Effective Date:
1.1.1no claims have been asserted, or, to Company’s Knowledge, threatened by any Person (a) challenging the validity, effectiveness, or ownership of Licensed Company Background IP or Company Platform Technology, and/or (b) to the effect that the use or any other exercise of rights in any of Licensed Company Background IP or Compound Platform Technology as contemplated in this Agreement infringes or will infringe on any intellectual property right of any Person;
1.1.2to the Knowledge of Company, (i) Company’s use of Licensed Company Background IP and Company Platform Technology and (ii) Merck’s use of Licensed Company Background IP, in each case, in the conduct of the Research Programs as contemplated under this Agreement will not infringe on any intellectual property right of any Person;
1.1.3to the Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of Licensed Company Background IP or Company Platform Technology by any employee or former employee of Company, or any other Third Party;

1.1.4Company has not had prior to the Effective Date, and as of the Effective Date does not have any ongoing collaboration or similar relationship with any Third Party with respect to any of the Initial Collaboration Targets or [***];
1.1.5the Company Background IP, Company Platform IP and Company Platform Technology does not comprise any licenses from Third Parties under which a sublicense to Merck will be necessary, to the Knowledge of Company as of the Effective Date, for the exploitation of Collaboration IP by Merck as contemplated under this Agreement. For the avoidance of doubt, nothing in this Section 10.2.5 shall be interpreted as implying that Merck receives any licence to use Company Platform IP or Company Platform Technology for the exploitation of Collaboration IP or for any other purpose; and
1.1.6all Representatives of Company are qualified to undertake and perform work in accordance with the Research Plan and Company (and its Affiliates) has not employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person, including Subject Matter Specialists, debarred under United States law, including under Section 21 USC 335a or any foreign equivalent thereof, with respect to a Target Compound or a Product.
1.3Company Covenants. Company covenants to Merck that:
1.1.1Company will use the appropriate data set for each Research Program and Research Plan;
1.1.2the activities to be performed using the Company Platform Technology will have human oversight and monitoring;
1.1.3any serious incident or any malfunctioning of the Company Platform Technology which can affect the performance and results of any Research Plan will be promptly informed to Merck; and
1.1.4if and to the extent Company provides any deliverable to Merck in the course of Company’s activities under any Research Plan (or otherwise under this Agreement) and such deliverable incorporates any Intellectual Property Right of any Third Party, Company will (i) ensure that appropriate licenses in respect of that Intellectual Property Right, including the right to sublicense through multiple tiers, will be obtained, to allow the conduct of the Research Plan, and the exploitation of Collaboration IP by Merck as contemplated under this Agreement, (ii) align with Merck regarding the terms of such license; and (iii) Company will grant, and hereby grants to Merck and its Affiliates, a sublicense under any such license in respect of that Intellectual Property Right (including the right to grant further sublicenses) to the extent required to exploit the Collaboration IP, and Merck accepts such sublicense;
1.1.5Company’s activities under any Research Plan will be conducted in accordance with Applicable Law (including, for clarity, applicable good practice standards and guidelines commonly referred to as GxP, including specifically Good Laboratory Practices); and
1.1.6all employees and other persons performing activities under the Research Plans on the request of Company will have executed agreements requiring assignment to Company of all their right, title and interest in and to any Collaboration IP originated, created, developed, conceived, derived, produced, discovered, invented or otherwise made by them, or, if any such employees or other persons shall not have executed such an agreement, that assignment by such employee or other person of such Collaboration IP to Company shall occur by operation of Applicable Law.

1.4Both Parties’ Additional Covenants. Each Party, with respect to activities undertaken in connection with this Agreement, will comply with all Applicable Law for the care, welfare and ethical treatment of animals in the country where the research and Development is performed. In particular, each Party will adhere at a minimum to (aa) Merck’s Group Policy - Merck Animal Science and Welfare Policy (bb) Merck's Standard on “Animal Science and Welfare”, (cc) Merck's Standard on "Blood Collection", (dd) the principle of “3Rs” – reduction, refinement and replacement of animal studies; (ee) the principle to offer state of the art housing and husbandry conditions in the care and use of animals which means access to species appropriate food and water; access to species specific housing, including species appropriate temperature and humidity levels; access to humane care and a program of veterinary care; animal housing that minimizes the development of abnormal behaviours; review of study design and purpose by institutional ethical review panel; commitment to minimizing pain and distress during the studies conducted under the research plan and that work is performed by demonstrable trained staff.
ARTICLE 11
INDEMNIFICATION AND INSURANCE
1.1Indemnification by Merck. Merck shall indemnify, defend and hold Company and its Affiliates and each of their respective employees, officers, directors and agents (the “Company Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) (each, a “Claim”) to the extent arising out of Third Party claims or suits related to: (a) Merck’s negligence or wilful misconduct; (b) Merck’s performance or omission of its obligations under this Agreement; (c) breach by Merck of its representations or warranties set forth in ARTICLE 10; (d) the activities or omissions of Merck or any of its Affiliates, subcontractors or sublicensees with respect to any Target Compound or Product; or (e) the Development or Commercialization of each Collaboration Target and each Target Compound or Product for that Collaboration Target by Merck or any of its Affiliates, subcontractors, licensees or sublicensees; provided, however, that Merck’s obligations pursuant to this Section 11.1 shall not apply for Claims for which Company has an obligation to indemnify Merck Indemnitees pursuant to Section 11.2 or to the extent such Claims result from the breach, negligence or wilful misconduct of any of the Company Indemnitees.
1.2Indemnification by Company. Company shall indemnify, defend and hold Merck and its Affiliates and each of their respective agents, employees, officers and directors (“Merck Indemnitees”) harmless from and against any and all Claims to the extent arising out of Third Party claims or suits related to: (a) Company’s negligence or wilful misconduct; (b) Company’s performance or omission of its obligations under this Agreement; (c) breach by Company of its representations, warranties or covenants set forth in ARTICLE 10; (d) the activities or omissions of Company or any of its Affiliates, subcontractors or sublicensees with respect to any Target Compound or Product; or (e) the Development of each Collaboration Target and each Target Compound for that Collaboration Target by Company or any of its Affiliates, subcontractors, licensees or sublicensees; provided, however, that Company’s obligations pursuant to this Section 11.2 shall not apply for Claims for which Merck has an obligation to indemnify Company Indemnitees pursuant to Section 11.1 or to the extent such Claims result from the breach, negligence or wilful misconduct of any of the Merck Indemnitees.

1.3No Consequential Damages. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1 OR SECTION 11.2, AS APPLICABLE, AND ANY LIABILITY THAT CANNOT BE EXCLUDED OR LIMITED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (A) SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR (B) LOSS OF REVENUE, PROFITS, CONTRACTS, SAVINGS, GOODWILL OR REPUTATION (IN EACH CASE, WHETHER DIRECT OR INDIRECT), IN EACH CASE ((A) AND (B)), WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT EITHER PARTY FROM SEEKING OR OBTAINING ANY REMEDY AVAILABLE UNDER LAW FOR ANY BREACH BY THE OTHER PARTY OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER ARTICLE 9 OR ANY BREACH BY COMPANY OF ITS EXCLUSIVITY OBLIGATIONS UNDER SECTION 4.5.
1.4Notification of Claims; Indemnification Obligations. Each Party shall: (a) promptly notify the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such claim or suit; and (c) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified Party or any indemnitee without the prior written consent of the indemnified Party. Each Party shall reasonably cooperate with the other Party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses. The indemnifying Party shall have no liability under this ARTICLE 11 with respect to claims or suits settled or compromised without its prior written consent.
1.5Insurance. During the Term, each Party shall obtain and maintain, at its sole cost and expense, insurance (including any self-insured arrangements) in types and amounts, that are reasonable and customary in the United States pharmaceutical and biotechnology industry for companies engaged in comparable activities. It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder. Each Party will, except to the extent self-insured, provide to the other Party upon request a certificate evidencing the insurance such Party is required to obtain and keep in force under this Section 11.5.
ARTICLE 12
TERM AND TERMINATION
1.1Term and Expiration. This Agreement shall commence on the Effective Date and remain in full force and effect, unless terminated sooner in accordance with terms of this Agreement, until such date that no Milestone payments or Net Sales Payments under this Agreement are, or may become, payable (the “Term”), upon which all licenses to Merck in effect as at the effective date of expiration of this Agreement shall automatically become perpetual and irrevocable.
1.2Material Breach.

1.1.1Termination for Material Breach Generally. In the event that either Party materially breaches this Agreement (other than Merck’s breach of its obligations under Section 5.1 or 5.3), the other Party shall provide to the non-performing Party a written notification of such default specifying the nature of the breach. If such breach is not cured within [***] calendar days to the mutual satisfaction of both Parties, the other non-breaching Party shall have the right to terminate this Agreement without further notice. Termination by a Party for breach by the other Party shall be without prejudice to any damages or remedies to which it may be entitled from the other Party. For clarity, if the material breach is limited to a Collaboration Target, the termination right shall only apply with regard to the respective affected Collaboration Target, but not the Agreement in its entirety.
1.1.2Termination by Company for Diligence Breach by Merck. If Company reasonably considers at any time during the Term that Merck has breached its obligations under Section 5.1 or 5.3, Company shall notify Merck, and the Parties (each acting reasonably and in good faith) shall promptly discuss and agree a remediation plan for such breach. If the Parties have not agreed a remediation plan within [***] calendar days (or such other timeline as agreed by the Parties, acting reasonably and in good faith), or Merck has materially failed to comply with any agreed remediation plan, Company shall have the right to terminate this Agreement without further notice (and any such termination shall be without prejudice to any damages or remedies to which it may be entitled from Merck). For clarity, if the material breach is limited to a Collaboration Target, the termination right shall only apply with regard to the respective affected Collaboration Target, but not the Agreement in its entirety.
1.1.3Dispute. In case of a dispute in relation to whether Company has the right to terminate this Agreement in accordance with Section 12.2.2 (but, for the avoidance of doubt, not any dispute regarding any right to terminate pursuant to Section 12.2.1), no purported termination of this Agreement pursuant to Section 12.2.2 shall take effect until the resolution of such dispute.
1.3Technical Failure. In the event that both Parties mutually agree, with respect to a Collaboration Target, that despite Company having complied with its obligations pursuant to Section 3.1.2, (i) it is unlikely that the Criteria for a Collaboration Target can be achieved such that the Research Unit Leadership Team can reasonably be expected to approve the next upcoming Stage Gate Decision Point, or (ii) the time for Company to submit the DPED Data Package to Merck is expected to exceed the timeline set forth in the initial Research Plan for such Collaboration Target by [***] months or more, then either Party may terminate this Agreement with respect to such Collaboration Target immediately upon written notice to the other Party.
1.4Termination for Convenience. At any time during the Term, Merck may, at its convenience, terminate this Agreement in its entirety, or with respect to individual Collaboration Targets for which activities under a Research Plan are ongoing, upon [***] days’ prior written notice to Company.
1.5Effects of Termination Generally. If this Agreement is terminated with respect to a Collaboration Target or Product, or in its entirety, then the following shall apply with respect to such Terminated Target, Terminated Compound and Terminated Product that is subject to the termination, regardless of the cause for termination:

1.1.1Merck shall, upon written request of Company, return to Company or destroy, at Company’s cost and expense, all relevant records and materials in its possession or control containing or comprising the Company Background IP or Company Foreground IP, or such other Confidential Information of Company for which Merck no longer has a right to use; provided, however, that Merck shall have the right to retain any such information required by Applicable Law or internal regulation (e.g. generally applicable document or sample retention procedures, internal compliance procedures) or electronic copies which have been created pursuant to automatic archiving and back-up procedures provided;
1.1.2Company shall, upon written request of Merck, return to Merck or destroy, at Merck’s cost and expense, all Merck Background IP and all Collaboration IP and all other Confidential Information of Merck for which Company no longer has a right to use, provided, however, that Company shall have the right to retain any such information required by Applicable Law or internal regulation (e.g. generally applicable document or sample retention procedures, internal compliance procedures) or electronic copies which have been created pursuant to automatic archiving and back-up procedures;
1.1.3Where Merck retains the right to Develop and Commercialize the Terminated Compound and Terminated Products for the respective Terminated Target, Merck shall continue to make payments to Company in accordance with ARTICLE 7 (subject to adjustments as set forth in this ARTICLE 12); and
1.1.4termination of this Agreement shall not affect any rights and obligations of the Parties that accrued prior to termination.
1.6Additional Effects of Termination of Collaboration Targets following [***]. If this Agreement is terminated with respect to a Collaboration Target either [***], then, the following shall apply with respect to the relevant Terminated Target (in addition to the termination consequences set forth in Section 12.5):
1.1.1[***];
1.1.2[***];
1.1.3[***];
1.1.4[***];
1.1.5[***]; and
1.1.6[***].
1.7Additional Effects of Termination [***]. In the case of a termination [***], then the following shall apply with respect to each relevant Terminated Target, Terminated Compound and Terminated Product that is subject to the termination (in addition to the termination consequences set forth in Section 12.5):
1.1.1[***];
1.1.2[***];
1.1.3[***];
1.1.4[***]:

[***]:	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]
1.1.5[***]; and
1.1.6[***]; and
1.1.7[***].
1.8Additional Effects of Termination [***]. In the case of a termination [***], then the following shall apply with respect to such Terminated Target, Terminated Compound and Terminated Product that is subject to the termination (in addition to the termination consequences set forth in Section 12.5):
1.1.1[***];
1.1.2[***]; and
1.1.3[***];
1.1.4[***].
1.9Additional Effects of Termination [***]. In the case of a termination [***], then with respect to such Terminated Target, Terminated Compound and Terminated Product that is subject to the termination, the termination consequences in Section 12.5 shall apply, and the additional termination consequences set forth in Section 12.7 shall apply, ***], and [***].
1.10Termination for Insolvency.
1.1.1Right to Terminate. Any Party may terminate this Agreement in its entirety immediately by written notice to the other Party, if the other Party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against it (except for involuntary bankruptcies which are dismissed within [***] calendar days), liquidation, or has a receiver or trustee appointed for substantially all of its property.
1.1.2Access to Collaboration IP. In the event that Company is subject to any of the events mentioned in Section 12.10.1 during the time that Company has already conducted activities under any Research Plan, but [***] with respect to such Collaboration Target, Company shall not unreasonably withhold its agreement to [***].
1.11Effects of Termination for Company Insolvency. If this Agreement is terminated in its entirety prior to the end of the Term under Section 12.1 due to the Company’s insolvency:
(a)[***]; and
(b)[***].

1.12Survival. The respective rights and obligations of the Parties under Sections 4.1 to 4.4 (only to the extent described in ARTICLE 12), Sections 4.5 and 4.6 (only to the extent described in Section 12.6.4), ARTICLE 7 (only to the extent described in ARTICLE 12), Section 8.1.1, Section 8.2, Section 8.3, Section 8.13.2, Section 8.13.4, Sections 9.1 to 9.5, ARTICLE 11, ARTICLE 12, ARTICLE 14 and ARTICLE 15) as well as any relevant defined terms contained within these provisions or in ARTICLE 1, shall survive indefinitely the termination of this Agreement. Additionally, any rights and obligations of the Parties shall survive the termination or expiration of this Agreement to the extent specifically stated in any provisions of this Agreement.

ARTICLE 13
DATA PRIVACY AND COMPLIANCE
1.1    Data Privacy Laws
1.1.1General. Each Party acknowledges that it may have access to certain Personal Data for the implementation of this Agreement. Each Party will comply fully with all Applicable Law and regulations relating to any information concerning to an identified or identifiable natural person (“Personal Data”) which is shared between the Parties for the purpose of this Agreement. The Parties will protect Personal Data and will not use, disclose, transfer or otherwise process such Personal Data except as necessary to perform under and set forth in this Agreement, or as authorized by the data subject or in accordance with Applicable Law. The Parties further agree not to undertake any processing activities of any Personal Data for or on behalf of the other Party under this Agreement.
1.1.2Party outside EEA. The Parties shall take the necessary steps to ensure that Personal Data is transferred according to applicable Data Protection Laws; to this end, the Parties shall ensure that the Personal Data will be sufficiently protected in accordance with applicable Data Protection Laws, in particular with the Regulation (EU) 2016/679 (General Data Protection Regulation).
1.1.3Data Privacy Agreement. The Parties shall (i) discuss and determine their respective roles, if any, for further processing Personal Data and (ii) execute an applicable data privacy agreement. For clarity, upon execution of the data privacy agreement, the executed version of such data privacy agreement shall become part of the Agreement.
1.2    Business Conduct.
1.1.1Business Conduct Generally. Merck intends to conduct its business in accordance with environmental, labor and social standards and to abide by the standards set forth in Merck’s Code of Conduct and the Human Rights Charter (available at http://www.merckgroup.com. Company shall comply, and shall ensure that its Affiliates, sublicensees or subcontractors comply, with reasonably comparable environmental, labor and social standards.

1.1.2Anti-Bribery. Each Party shall ensure its and its Affiliates’ and Sublicensees’ compliance with the provisions of the OECD Anti Bribery Convention, the US Foreign Corrupt Practices Act, the UK Bribery Act 2010, and any other applicable local anti-bribery or anti-corruption laws, the EFPIA Code, and IFPMA Code of Practice, as are in force from time to time (jointly “Anti-Bribery Laws”). Thereby, Each Party agrees (a) to adopt all necessary measures to prevent violation of the Anti-Bribery Laws; (b) not to offer, pay, give, or promise to pay or give, directly or indirectly, any payment or gift of any money or thing of value to (1) any government official to influence any acts or decisions of such official or to induce such official to use their influence with any government to effect or influence the decision of such government in order to assist it in its performance of its obligations under this Agreement; (2) any political party or candidate for public office for such purpose; or (3) any person if such Party knows or has reason to know that such money or thing of value will be offered, promised, paid, or given, directly or indirectly, to any official, political party, or candidate for such purpose.
1.1.3Improper Conduct. Each Party shall notify the other in writing in the case of any violation by such Party, its Affiliates or its Sublicensees of any Anti-Bribery Laws, or any of the environmental, labor and social standards set forth in Section 13.2.1 in relation to the activities under this Agreement (collectively, “Improper Conduct”). If one Party notifies the other Party of the occurrence of any such Improper Conduct, or the other Party has a reasonable suspicion of any such improper conduct, such other Party may, in addition to any other rights such other Party may have under this Agreement, inspect or have inspected by an independent auditor the premises, books and records of such Improper Conduct for the purpose of ensuring compliance with this Section 13.2.
ARTICLE 14
DISPUTE RESOLUTION
1.1Disputes and Escalation. The Parties recognize that disagreements as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish under this ARTICLE 14 procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. As such, the Parties will first resort to the Senior Executives if any such disagreements arise. In the event that the Parties are unable to resolve such disagreements through diligent review and deliberation by the Senior Executives within [***] days from the day that one Party had designated the issue as a dispute in written notice to the other Party, then either Party shall have the right to enforce any and all of its rights with respect to such dispute in accordance with Section 14.2.
1.2    Binding Arbitration. This Section 14.2 shall be governed by the laws of Switzerland. Any dispute that cannot be resolved amicably as set forth above shall be finally settled in arbitration administered by [***] pursuant to [***] (the “[***] Rules”) by [***] arbitrators. Within [***] days after the notice initiating the arbitration, each Party shall appoint [***] by written notice to the other Party and the [***] Party-appointed arbitrators shall select the [***] arbitrator within [***] days of their appointment in accordance with the [***] Rules. In each case, the arbitrators shall be neutral, independent individuals with experience in the biopharmaceutical business related to the subject matter of the dispute. It is the Parties’ intention that there shall be no discovery. The seat of arbitration shall be [***]. The arbitration shall be conducted, and all communications shall be, in the English language. The award of arbitration shall be final and binding upon both Parties, and may be entered in and enforced by a court of competent jurisdiction. No award or procedural order made in the arbitration shall be published, unless and to the extent required to confirm an award or as may be required by Applicable Law.

1.3Injunctive Relief. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the dispute is otherwise resolved. Further, either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of such Party pending the arbitration award.
ARTICLE 15
MISCELLANEOUS
1.1Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.
1.2Assignment.
1.1.1Assignment. Neither Party may assign this Agreement without the consent of the other Party, except as otherwise provided in this Section 15.2. Either Party may assign this Agreement in whole or in part to any Affiliate of such Party without the consent of the other Party; provided, however, that such assigning Party provided the other Party with written notice of such assignment, the Affiliate agrees in writing to assume performance of all assigned obligations, and the assigning Party shall remain primarily liable for the performance of its obligations under this Agreement by such Affiliate. Further, each Party may assign this Agreement, and all of its rights and obligations hereunder, without consent of the other Party, to its successor in interest by way of merger or consolidation or in connection with the sale of all or substantially all of its business or assets to which this Agreement related, provided, however, that such assigning Party provides the other Party with written notice of such assignment and the assignee agrees in writing to assume performance of all assigned obligations.
1.1.2Void Assignments. Any assignment not in accordance with this Section 15.2 shall be void.
1.3Performance and Exercise by Affiliates. Each Party shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates and the performance of such obligations and exercise of such rights by any such Affiliate shall be deemed to be performance or exercise by such Party.
1.4Use of Animals. For research involving the use of animals, the Parties shall enter into an AUA. That AUA must be executed between the Parties prior to the start of any activities related to such research. In the event of any conflict or inconsistency between the AUA and this Agreement, the terms of the AUA shall prevail in matters related to animal welfare.
1.5Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
1.6Accounting Procedures. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with IFRS.

1.7Force Majeure. Neither Party shall be liable to the other Party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, governmental acts or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable (provided that, if such actions result in additional cost, the affected Party shall only take such actions at the request and expense of the other Party). The Parties agree and acknowledge that any event related to a pandemic that was existent and publicly known as of the Effective Date shall not be considered as a force majeure event in this Agreement, provided however that any new events related to such pandemic, including but not limited to the occurrence of a variant, may be considered as a force majeure event, if such new events have a significant impact which makes it materially impossible for a Party to fulfil an obligation under this Agreement.
1.8No Implied License; No Trademark Rights. Except as set forth in this Agreement, no right or license is granted to Company hereunder by implication, estoppel, or otherwise to any Know-How, Patent or other Intellectual Property Right owned or Controlled by Merck or any of its Affiliates. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.
1.9Entire Agreement of the Parties; Amendments. This Agreement contains the entire and only agreement between the Parties and supersedes and cancels all prior written or oral agreements, undertakings and negotiations between the Parties with respect to the subject matter hereof, except for any prior confidentiality agreements covering the exchange of Confidential Information between the Parties prior to the Effective Date. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set out in this Agreement. All exhibits referred to in this Agreement are hereby incorporated into and made a part of this Agreement. None of the terms of this Agreement shall be amended except in writing and signed by authorized representatives of both Parties.
1.10Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and interpreted in accordance with the laws of Switzerland, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG) and the application of any conflict of laws principles that would require application of the law of a jurisdiction outside of Switzerland.
1.11Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by e-mail (receipt verified) or by express courier service (signature required) to the Party to which it is directed at its address or e-mail address shown below or such other address or e-mail address as such Party shall have last given by notice to the other Party. Any notice sent by email shall be deemed to have been duly given when sent, provided a copy of the notice is sent by overnight courier to the postal address of the relevant Party on the same Business Day as the sending of the email. This Section 15.11 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
If to Company, addressed to:
Exscientia AI Limited
The Schrödinger Building
Heatley Road
Oxford Science Park
Oxford
OX4 4GE
United Kingdom

Attention: [***]
Email: [***]
With a copy, which shall not constitute notice, to:
Email: [***]
If to Merck, addressed to:
Merck KGaA
Frankfurter Straße 250
64293 Darmstadt
Germany
Attention:    [***]
Email:    [***]
With a copy, which shall not constitute notice, to:
        Merck KGaA
        Frankfurter Straße 250
        64293 Darmstadt
        Germany
        Attn: [***]
        [***]
1.12Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
1.13Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.
1.14Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
1.15Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) copy of this Agreement, including the signature pages with signatures (in form of handwritten, non-certified electronic or certified electronic signatures), will be deemed an original.

1.16Headings; Construction; Interpretation. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with the definitions for such terms provided herein or, if no such definitions are provided, with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Applicable Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement. All Schedules and Exhibits to this Agreement shall form an integral part of this Agreement. Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Law refers to such Applicable Law as from time to time enacted, repealed or amended, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (e) the word “or” is used in the inclusive sense (and/or), unless otherwise indicated by the term “either/or” and (f) the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

FOR EXSCIENTIA AI LTD.:	FOR MERCK HEALTHCARE KGAA:
Signature: /s/ A L Hopkins	Signature: /s/ Danny Bar Zohar
Printed Name: A L Hopkins	Printed Name: Danny Bar Zohar
Title: CEO	Title: Global Head of Research & Development and Chief Medical Officer

Signature: /s/ Matthias Muellenbeck
Printed Name: Matthias Muellenbeck
Title: SVP, Head of Global Business Development & Alliance Management

Schedule 1.18

Initial Collaboration Targets
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Schedule 1.99

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Schedule 3.1.1-A

Research Plan – [***]

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Schedule 3.1.1-B

Research Plan – [***]

Schedule 3.9

List of Approved Contract Research Organizations

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Schedule 4.4
Technology Transfer

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9.4.1
Dataflow, Global vs. Merck model
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